EXHIBIT 2.2

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     AGREEMENT made this 14th day of February, 2003, by and between L.L. Brown International, Inc., a Nevada corporation, (the "ISSUER"), Carolyn Scott Brown and Lester Brown (collectively "BROWN"), L.L. Brown & Associates, Inc., a Washington corporation ("LLBA"), Terra Block Consolidated, Inc., a Nevada corporation ("TBCI") and for the benefit of the individual shareholders, (the "SHAREHOLDERS"), which SHAREHOLDERS own of all the issued and outstanding shares of TBCI.

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. a. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, ISSUER agrees to issue to SHAREHOLDERS, prorata, a total of 8,386,197 shares of the common stock of ISSUER, $0.001 par value (the "Shares"), in exchange for all the issued and outstanding shares of TBCI, such that TBCI shall become a wholly owned subsidiary of the ISSUER.

     Additionally, BROWN agrees to sell to SHAREHOLDERS, prorata, a total of 5,000,000 shares of the common stock of ISSUER, $0.001 par value for a total of $1,000.00, paid in hand, the receipt and sufficiency of which is hereby acknowledged.

     b. EXCHANGE OF CASH CONSIDERATION. Subject to the terms and conditions of this Agreement, TBCI agrees to pay to LLBA, the sum of forty-nine thousand dollars ($49,000), out of which LLBA shall pay the expense of auditing ISSUER's financial statements for the fiscal year ended December 31, 2002 and in exchange for an assumption by LLBA of all the contracts, debts, obligations and liabilities of ISSUER (except outstanding indebtedness of ISSUER to Mintmire & Associates, which LLBA shall not assume).

     2. REVERSE STOCK SPLIT. ISSUER, BROWN, LLBA, TBCI and SHAREHOLDERS do hereby consent to and approve of a reverse split of ISSUER's common stock in connection with this Agreement at a ratio of 1:2, effective February 7, 2003, or as soon thereafter as approved by the National Association of Securities Dealers ("NASD") and also agree not to conduct another reverse split of ISSUER's common stock for a period of at least one year from the date of this Agreement.

     3. SPINOUT OF L.L. BROWN & ASSOCIATES, INC. Also in exchange for BROWN and LLBA's assumption of all of the contracts, debts, obligations and liabilities of ISSUER as of the date of this Agreement (except all outstanding indebtedness of ISSUER to Mintmire & Associates, which LLBA shall not assume), a hold harmless and indemnification agreement by BROWN and LLBA in favor of ISSUER as attached hereto as Exhibit B and a commitment by BROWN and LLBA to pay for an audit of ISSUER's financial statements for the fiscal year ended December 31, 2002, ISSUER agrees to issue to BROWN a number of shares of the common stock of LLBA such that LLBA shall cease to be a wholly- owned subsidiary of ISSUER and such that BROWN shall own one hundred percent (100%) of the issued and outstanding stock of LLBA (the "SPINOUT"). Upon completion of the SPINOUT, ISSUER shall change its business plan to that of TBCI.

     4. REPRESENTATIONS AND WARRANTIES. ISSUER, BROWN and LLBA represent and warrant to SHAREHOLDERS and TBCI the following:

          i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

          ii. Capital. The authorized capital stock of ISSUER consists of 20,000,000 shares of common stock, $0.001 par value, of which 11,613,803 are issued and outstanding. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions (with the exception of Rule 144 requirements) and legal or equitable rights of others not a party to this Agreement. Following this closing, there shall be a total of 10,000,000 (postsplit) shares of common stock of ISSUER issued and outstanding and there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Nevada.

          iii. Financial Statements. The financial statements of ISSUER have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet and the financial statements, and the results of its operations for the periods indicated. ISSUER is current in its filings with the Securities and Exchange Commission.

          iv. Absence of Changes. Since the date of the financial statements filed with the Securities and Exchange Commission, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          v.  Liabilities.   ISSUER  does  not  have  any  debt,  liability,  or
     obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statements. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between the ISSUER and any third party, and no such dispute will exist at the closing of this

     Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments, other than an indebtedness of the Company to Mintmire & Associates for legal services rendered.

          vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

          vii. Full Disclosure. None of the representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

          viii. Power of Attorney. No person holds a power of attorney from ISSUER.

          ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

          x. Litigation. ISSUER is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          xi. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

          xii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Nevada.

          xiv. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, shall be issued pursuant to Regulation D, Section 506 and 4(2)of the Act and shall bear a Rule 144 legend. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, neither the ISSUER nor BROWN is a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

     5. SHAREHOLDERS and TBCI represent and warrant to ISSUER the following:

          i. Organization. TBCI is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada and has 10,505,000 shares of its common stock issued and outstanding and no other stock or class thereof issuer and outstanding. All actions taken by the Incorporators, directors and shareholders of TBCI have been valid and in accordance with the laws of Nevada.

          ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names, shareholdings and consents of 100% of TBCI shareholders to this transaction.

          iii. General Obligations. Following the closing, ISSUER shall comply with applicable federal and state securities laws.

          iv. Counsel. SHAREHOLDERS and TBCI represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

          v. No reverse stock splits. ISSUER shall not effect a reverse split of its common stock (other than the 1:2 reverse stock split in connection with this Agreement) for a period of at least one year from the date of this Agreement.

     6. INVESTMENT INTENT. SHAREHOLDERS agree that the shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agree, prior to any transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

     7. CLOSING. The closing of this transaction shall take place at the offices of Mintmire & Associates, 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480.

     8. DOCUMENTS TO BE DELIVERED AT CLOSING.

          i. By the ISSUER, BROWN and LLBA

               (1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 8,386,197 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in TBCI. Assignment by BROWN authorizing the issuance of a certificate or certificates for 5,000,000 shares of the common stock of ISSUER, registered in the name of the SHAREHOLDERS equal to their pro-rata holdings of TBCI. All certificates shall be delivered promptly after closing.

               (2) The resignation of all officers of ISSUER.

               (3) A Board of Directors resolution appointing such person as SHAREHOLDERS designate as a director(s) of ISSUER.

               (4) The  resignation of all the directors of ISSUER,  except that
          of  SHAREHOLDER'S   designee,   dated  subsequent  to  the  resolution
          described in 3, above.

               (5) Current SEC filings of the ISSUER, which shall include a current balance sheet and statements of operations, stockholders equity and cash flows for the twelve (12) month period then ended.

               (6) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

               (7) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.

               (8) An agreement by LLBA and BROWN to indemnify and hold ISSUER harmless for any and all contracts, debts, obligations and liabilities of ISSUER (except outstanding indebtedness of ISSUER to Mintmire & Associates) as well as a commitment to pay for an audit of ISSUER's financial statements for the fiscal year ended December 31, 2002.

          ii. By SHAREHOLDERS AND TBCI:

               (1) Delivery to the ISSUER, or to its Transfer Agent, a Resolution cancelling the issued and outstanding stock of TBCI.

               (2) Consents signed by all TBCI shareholders consenting to the terms of this Agreement.

               (3) Shareholder list of TBCI certified by TBCI's secretary dated of even date herewith.

     9. REMEDIES.

          i. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Palm Beach, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     10. MISCELLANEOUS.

          i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

          ii. No oral change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          iii. Non Waiver. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

          iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          v. Entire Agreement.  This Agreement contains the entire Agreement and
     understanding   between  the  parties  hereto,  and  supersedes  all  prior agreements and understandings.

          vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

ISSUER:                 L.L. Brown International, Inc.
                        19435 68th Avenue South, Suite S-105
                        Kent, Washington 98032
                        Phone:(425) 251-8086
                        Fax:(425) 251-8062

With a copy which shall not constitute notice to:

                        Donald F. Mintmire, Esq.
                        Mintmire & Associates
                        265 Sunrise Avenue, Suite 204
                        Palm Beach, FL 33480
                        Phone:(561) 832-5696
                        Fax:    (561) 659-5371

TBCI:                   Terra Block Consolidated, Inc.
                        2637 Erie Avenue, Suite 207
                        Cincinnati, OH 45208
                        Phone:(513) 533-1220
                        Fax:    (513) 533-1990


     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 14th day of February 2003.



L.L. Brown International, Inc.              L.L. Brown & Associates, Inc.


By:   /s/ Carolyn Scott Brown               By:  /s/ Carolyn Scott Brown
------------------------------              ------------------------------
Carolyn Scott Brown, President              Carolyn Scott Brown, President



Brown                                       Terra Block Consolidated, Inc.


/s/ Carolyn Scott Brown                     By:   /s/ Gregory A. Pitner
----------------------------                ------------------------------
Carolyn Scott Brown                         Gregory A. Pitner, President,
                                            CEO and Chairman

/s/ Lester Brown
----------------------------
Lester Brown

                                    EXHIBIT A



                                 TBCI          ISSUER        BROWN
Name                            Shares         shares        shares        Consented To
------------------------------  -----------    ----------    ----------    ----------------------------------
Craig Kaufman                     3,500,000     2,794,069     1,665,874    /s/ Craig Kaufman
Terra Block, Inc                  3,500,000     2,794,069     1,665,874    /s/ Terra Block, Inc.
Gregory A. Pitner                 1,500,000     1,197,458       713,946    /s/ Gregory A. Pitner
James E. Hines                    1,500,000     1,197,458       713,946    /s/ James E. Hines
Intravest Capital Group, Inc.       250,000       199,576       118,991    /s/Intravest Capital Group, Inc.
Mary E. Pollack                     200,000       159,661        95,193    /s/ Mary E. Pollack
Gail Kaufman                         20,000        15,966         9,520    /s/ Gail Kaufman
Dorothy L. Pitner                    10,000         7,983         4,759    /s/ Dorothy L. Pitner
Michael Kaufman                      10,000         7,983         4,759    /s/ Michael Kaufman
Steve Samuels                        10,000         7,983         4,759    /s/ Steve Samuels
Arthur M. Haselkorn                   5,000         3,991         2,379    /s/ Arthur M. Haselkorn
                                 10,505,000     8,386,197     5,000,000

                                    EXHIBIT B

                   INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

     For and in sole consideration of the spin-off of L.L. Brown & Associates, Inc., a Washington corporation ("LLBA") in favor of Carolyn Scott Brown and Lester Brown ("Brown"), the receipt and sufficiency of which is hereby acknowledged, LLBA and Brown shall indemnify Terra Block International, Inc. f/k/a L.L. Brown International, Inc., a Nevada corporation (the "Corporation") from any contract, debt, obligation or any other liability of the Corporation as of the date of this Agreement should the Corporation become a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Corporation in connection with such action, suit or proceeding. However, LLBA and Brown do not agree to indemnify nor do they hold harmless the Corporation for all outstanding indebtedness of the Company to Mintmire & Associates.

     Additionally, LLBA and Brown agree to pay all expenses in connection with an audit of the financial statements of the Corporation for the fiscal year ended December 31, 2002.

     The Corporation shall give written notice of any third party claim within the purview of this Agreement. LLBA and Brown shall have 30 days within which to respond to such notice by payment of the claim or defense thereof.

     Should indemnification under this Agreement be proper, LLBA and Brown shall be afforded every opportunity to provide a defense for the Corporation, on its behalf.

     LLBA and Brown may exercise the Corporation's power to purchase and maintain insurance on behalf of the Corporation, against any liability asserted against it and incurred by it, or arising out of its status as such.

     The indemnification provided by this Agreement shall be deemed the exclusive rights to the Corporation should it seek indemnification from LLBA and/or Brown.

This Agreement shall be governed by the laws of the State of Florida.

Executed, this 14th day of February, 2003.

L.L. BROWN & ASSOCIATES, INC.                        BROWN

/s/ Carolyn Scott Brown                     /s/ Carolyn Scott Brown
------------------------------              -------------------------------
Carolyn Scott Brown, President              Carolyn Scott Brown

                                            /s/ Lester Brown
                                            -------------------------------
                                           Lester Brown